UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 27, 2015

NEOSTEM, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33650 (Commission File Number)	22-2343568 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 350, New York, New York 10170
(Address of Principal Executive Offices)(Zip Code)

(212) 584-4180
Registrant's Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 27, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter 12,500,000 shares (the “Offered Shares”) of Common Stock at a public offering price of $2.00 per share. The Company also granted the Underwriter a 45-day option to purchase up to 1,875,000 additional shares of Common Stock (the “Option Shares” and, together with the Offered Shares, the “Shares”).
The Company has agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute payments that the Underwriter may be required to make in respect of these liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Underwriter, as well as customary conditions to closing.
The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.
On May 27, 2015, the Company issued (i) a press release announcing the Company’s underwritten public offering (the “Offering”) and (ii) a press release announcing the pricing of the Offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.
The offering and sale of the Shares have been registered under the Securities Act, pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-183543).
On May 28, 2015, Paul Hastings LLP delivered its legality opinion with respect to the Shares, a copy of which is attached hereto as Exhibit 5.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The Exhibit Index immediately following the signature page to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOSTEM, INC.

By:	/s/ Robert S. Vaters
Name:	Robert S. Vaters
Title:	President and Chief Financial Officer

Dated:  May 28, 2015

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 27, 2015, between NeoStem, Inc. and Aegis Capital Corp.
5.1	Opinion of Paul Hastings LLP regarding legality of shares offered
23.1	Consent of Paul Hastings LLP (included in Opinion of Paul Hastings LLP filed as Exhibit 5.1)
99.1	Press Release of NeoStem, Inc. dated May 27, 2015
99.2	Press Release of NeoStem, Inc. dated May 27, 2015